EXHIBIT 10.4

                                OIL AND GAS LEASE



This Agreement is made and entered into this_____ day of __________, 200__, by and between:

___________________________ , whose address is ____________________ , hereinafter called Lessor (whether one or more), and

Vista Exploration Corporation, whose address is _________________________ , hereinafter called Lessee.

WITNESSETH, that the Lessor, for and in consideration of TEN DOLLARS ($10.00), cash in hand paid, the receipt and sufficiency of which are hereby acknowledged, and the covenants and agreements hereinafter contained, has granted, demised, leased and let, and by these presents does grant, demise, lease and let exclusively unto Lessee, the land hereinafter described, with the exclusive right for the purpose of exploring by geophysical and other methods, and operating for and producing therefrom oil, gas, and other hydrocarbons and all other minerals or substances, whether similar or dissimilar, including, but not limited to, coalbed methane, helium, nitrogen, carbon dioxide, condensate, distillate, casinghead gas, casinghead gasoline and all substances produced in association therewith from coal bearing formations or elsewhere, that may be produced from any well drilled under the terms of this lease, with rights-of-way and easements for laying pipe lines and servicing or drilling other wells in the vicinity of said lands, and erection of structures thereon to produce, save and take care of said products, including the right to inject salt water, production fluids, gases and other fluids into strata below those providing fresh water from wells located on the herein leased lands or on adjacent lands, all that certain tract of land, together with any reversionary, remainder and executory rights therein, situated in _______ County, State of KANSAS, described as follows:

____________________________________________

and containing ___ acres, more or less, together with all strips or parcels of land (not, however, to be construed to include parcels comprising a regular 40-acre legal subdivision or lot of approximately corresponding size) adjoining or contiguous to the above described land and owned or claimed by Lessor.

1. It is agreed that this lease shall remain in force for a term of FIVE (5) YEARS from the date of this lease and as long thereafter as oil or gas of whatsoever nature or kind is produced from said leased premises or on acreage pooled therewith, or drilling operations are continued as hereinafter provided. If, at the expiration of the primary term of this lease, oil or gas is not being produced on the leased premises or on acreage pooled therewith but Lessee is then engaged in drilling or re-working operations thereon, then this lease shall continue in force so long as operations are being continuously prosecuted on the leased premises or on acreage pooled therewith; and operations shall be considered to be continuously prosecuted if not more than One Hundred Twenty
(120) days shall elapse between the completion or abandonment of one well and the beginning of operations for the drilling or a subsequent well. If, after discovery, of oil or gas on said land or on acreage pooled therewith, the production thereof should cease from any cause after the primary term, this lease shall not terminate if Lessee commences additional drilling or re-working operations within One Hundred Twenty (120) days from date of cessation of production or from date of completion of dry hole. If oil or gas shall be discovered and produced as a result of such operations at or after the expiration of the primary term of this lease, this lease shall continue in force so long as oil or gas is produced from the leased premises or on acreage pooled therewith.

2. This is a PAID-UP LEASE. In consideration of the cash payment, Lessor agrees that Lessee shall not be obligated, except as otherwise provided herein, to commence or continue any operations or to make any rental payments during the primary term. Lessee may at any time or times during or after the primary term surrender this lease as to all or any portion of said land and as to any strata or stratum by delivering to Lessor or by filing for record a release or releases, and be relieved of all obligation thereafter accruing as to the acreage surrendered.

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3. In consideration of the premises Lessee covenants and agrees:

     A. To deliver to the credit of Lessor, free of cost, in the pipe line to which Lessee may connect wells on said land, equal to one-eighth (1/8) part of all oil produced and saved from the leased premises.

     B. To pay Lessor one-eighth (1/8) of the net proceeds at the well from the proceeds received for gas sold from each well where gas only is found, or the market value at the well of such gas used off the premises.

     C. To pay Lessor one-eighth (1/8) of the market value at the well for gas produced from any oil well and used off the premises, or for the manufacture of casinghead gasoline or dry commercial gas.

     D. To pay Lessor one-eighth (1/8) of the proceeds received from the sale of any substance covered by this lease, other than oil and gas and the products thereof, which Lessee may elect to produce, save, and market from the leased premises.

4. Where gas from a well capable of producing gas is not sold or used, Lessee may pay or tender to Lessor, as a royalty payment, One Dollar per year per net royalty acre retained hereunder, such payment or tender to be made on or before the anniversary date of this lease next ensuing after the expiration of 90 days from the date such well is shut-in and thereafter on or before the anniversary date of this lease during the period such well is shut-in. If such payment or tender is made, it will be considered that gas is being produced within the meaning of this lease.

5. If Lessor owns a less interest in the above described land than the entire and undivided fee simple estate therein, then the royalties (including any shut-in gas royalty) herein provided for shall be paid to Lessor only in the proportion which Lessor's interest bears to the whole and undivided fee.

6. Lessee shall have the right to use, free of cost, gas, oil and water produced on said land for Lessee's operation thereon, except water from the wells of Lessor.

7. When requested by Lessor, Lessee shall bury Lessee's pipeline below plow depth.

8. No well shall be drilled closer than 200 feet from the house or barn now on said premises without written consent of Lessor.

9. Lessee shall pay for damages caused by Lessee's operations to growing crops on said land.

10. Lessee shall have the right at any time to remove all machinery and fixtures placed on said premises, including the right to draw and remove casing.

11. The rights of Lessor and Lessee hereunder may be assigned in whole or part. No change in ownership of Lessor's interest (by assignment or otherwise) shall be binding on Lessee until Lessee has been furnished with notice, consisting of certified copies of all recorded instruments or documents and other information necessary to establish a complete chain of record title from Lessor, and then only with respect to payments thereafter made. No other kind of notice, whether actual or constructive, shall be binding on Lessee. No present or future division of Lessor's ownership as to different portions or parcels of said land shall operate to enlarge the obligations or diminish the rights of Lessee, and all Lessee's operations may be conducted without regard to any such division. If all or any part of this lease is assigned, no leasehold owner shall be liable for any act or omission of any other leasehold owner.

12. Lessee at its option, is hereby given the right and power at any time and from time to time as a recurring right, either before or after production, as to all or any part of the land described herein and as to any one or more of the formations hereunder, to pool or unitize the leasehold estate and the mineral estate covered by this lease with other land, lease or leases in the immediate vicinity for the production of oil and gas, or separately for the production of either, when in Lessee's judgment it is necessary or advisable to do so, and irrespective of whether authority similar to this exists with respect to such other land, lease or leases. Likewise, units previously formed to include formations not producing oil or gas may be reformed to exclude such non-producing formations. The forming or reforming of any unit shall be accomplished by Lessee executing and filing a record of declaration of such unitization or reformation, which declaration shall describe the unit. Any unit

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may include land upon which a well has theretofore been completed or upon which operations for drilling have theretofore been commenced. Production, drilling or re-working operations or a well shut-in for want of a market anywhere on a unit which includes all or a part of this lease shall be treated as if it were production, drilling, or re-working operations or a well shut-in for want of a market under this lease. In lieu of the royalties elsewhere herein specified, including shut-in gas royalties, Lessor shall receive on production from the unit so pooled royalties only on the portion of such production allocated to this lease; such allocation shall be that proportion of the unit production that the total number of surface acres covered by this lease and included in the unit bears to the total number of surface acres in such unit. In addition to the foregoing, Lessee shall have the right to unitize, pool, or combine all or any part of the above described lands as to one or more of the formations thereunder with other lands in the same general area by entering into a cooperative or unit plan of development or operation approved by any governmental authority, and, from time to time, with like approval, modify, change or terminate any such plan or agreement; and, in such event, the terms, conditions and provisions of this lease shall be deemed modified to conform to the terms, conditions, and provisions of such approved cooperative or unit plan of development or operation; and, particularly, all drilling and development requirements of this lease, express or implied, shall be satisfied by compliance with the drilling and development requirements of such plan or agreement. This lease shall not terminate or expire during the life of such plan or agreement. In the event that said above described lands, or any part thereof, shall hereafter be operated under any such cooperative or unit plan of development or operation whereby the production therefrom is allocated to different portions of the land covered by said plan, then the production allocated to any particular tract of land shall, for the purpose of computing the royalties to be paid hereunder to Lessor, be regarded as having been produced from the particular tract of land to which it is allocated and not to any other tract of land; and the royalty payments to be made hereunder to Lessor shall be based upon production only as so allocated. Lessor shall formally express Lessor's consent to any cooperative or unit plan of development or operation adopted by Lessee and approved by any governmental agency by executing the same upon request of Lessee.

13. For purposes of promoting the development of shallow gas and associated hydrocarbons produced in conjunction therewith, Lessee is granted the power to pool and unitize all or portions of this lease into a development unit containing not more than 3,000 acres. This grant shall only be effective if Lessee drills or has drilled at least Two (2) wells within the pooled unit no later than one (1) year from declaration of pooling and in no event later than one (1) year after the expiration of the primary term hereof. This special pooling grant is only effective as to formations hereby defines as geologic formations located from the surface of the earth to one hundred feet (100') below the top of the Pre-Cambrian formation. The pooled unit must consist of all contiguous acreage with at least one common corner. To utilize this pooling grant, Lessee shall file with the Office of the Register of Deeds of the relevant county or counties a declaration of the exact description of the unit formed pursuant to this clause. Subject to fulfilling the above described drilling requirements, such declaration is all that is required to establish the pooled unit. If such gas well or wells as contemplated by this clause shall not be drilled on the premises herein leased it shall nevertheless be deemed to be upon the leased premises within the meaning of all covenants, expressed or implied, in this lease. Lessor shall receive on hydrocarbon production thus pooled the same proportion of the royalty stipulation herein reserved as the proportion that the Lessor's acreage placed in the unit bears to the total acreage so pooled in the particular declared unit, regardless of which wells the production actually comes from. After one such unit has been declared, Lessee may add other lands to such unit up to the limit of 3,000 acres.

14. All express or implied covenants of this lease shall be subject to all Federal and State laws, executive orders, rules or regulations; and this lease shall not be terminated, in whole or in part, nor Lessee held liable for damages, or for failure to comply therewith, if compliance is prevented by, or if such failure is the result of, any such law, order, rule or regulation.

15. Lessor hereby warrants and agrees to defend the title to the lands herein described, and agrees that Lessee shall have the right at any time to redeem for Lessor, by payment, any mortgages, taxes or other liens on the above described lands, in the event of default of payment by Lessor and be subrogated to the rights of the holder thereof; and Lessor hereby agrees that any such payments made by Lessee for Lessor may be deducted from any amounts of money which may become due to Lessor under the terms of this lease. The undersigned Lessors, for themselves and their heirs, successors and assigns, hereby surrender and release all right of dower and homestead in the premises described herein, insofar as said right of dower and homestead may in any way affect the purposes for which this lease is made, as recited herein.

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16. Should any one or more of the parties hereinabove named as Lessor fail to execute this Lease, it shall nevertheless be binding upon all such parties who do execute it as Lessor. The word "Lessor", as used in this lease, shall mean any one or more or all of the parties who execute this lease as Lessor. All the provisions of this lease shall be binding on the heirs, successors and assigns of Lessor and Lessee.

17. Lessee has the option to extend this lease for an additional term of THREE
(3) YEARS from the expiration of the primary term of this lease, and as long thereafter as oil or gas, or either of them, is produced from said land by the Lessee, its successors and assigns, said renewal to be under the same terms and conditions as contained in this lease. Lessee, its successors or assigns, may exercise this option to renew if on or before the expiration date of the primary term of this lease, Lessee pays or tenders to Lessor or to Lessor's credit, the sum of TEN (10) DOLLARS per net mineral acre.

18. Bonuses may be paid by check or draft and may be remitted by mail. Mailing of bonuses on or before the bonus paying date shall be deemed a timely tender thereof and shall preclude termination of this lease.


IN WITNESS WHEREOF, this instrument is executed as of the date first above written.


________________________________                ________________________________

SS/Tax ID# _____________________     SS/Tax ID# ________________________________


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                                   EXHIBIT "A"

     This Exhibit "A" is attached to and made a part thereof that certain Oil and Gas Lease dated this _____ day of _____________________, 200__.

Notwithstanding anything to the contrary contained in the Oil and Gas Lease to which this Exhibit is attached and made a part of, the provisions of this Exhibit shall prevail whenever in conflict with the provisions of the Oil and Gas Lease.

1. Lessee and Lessor agree that any access roads, well sites, or pipelines to be constructed under the terms of this lease shall be located after consultation with and consent of Lessor, provided however, that Lessor shall not attempt to prohibit said construction or make unreasonable requests of Lessee.

2. Lessee agrees that as soon as is reasonably possible, following completion of its operations, Lessee shall restore its well site, as nearly as possible, to its original condition and land contour.

3. Lessee agrees to be a prudent operator and will keep all surface disturbances to the minimum area necessary to conduct its operations.

4. Lessee shall indemnify and hold Lessor harmless from any and all liability, liens, claims and environmental liability arising out of Lessee's operations under the terms of this lease.

5. This lease shall terminate on the first anniversary date, unless Lessee pays or tenders to Lessor, in the same manner provided for payment of shut-in loyalties, TEN DOLLARS ($10.00) per net mineral acre covered by this lease. If said payment is not made, Lessee agrees to record a Release of Lease within THIRTY (30) DAYS of said termination.

6. Lessee agrees to pay Lessor a one-time payment of FIVE HUNDRED DOLLARS ($500.00) per acre for all property which is damaged as a direct result of Lessee's operations under the terms of this lease.